                                 EXHIBIT 10.33

                         SUNTRUST BANK, ATLANTA, AGENT
                                25 PARK PLACE
                                  23RD FLOOR
                            ATLANTA, GEORGIA 30303

                               December 24, 1996

Law Companies Group, Inc.
3 Ravinia Drive, Suite 1830
Atlanta, Georgia 30346
Attn: Mr. Bruce C. Coles
      Chairman and CEO

      Re: Credit Facilities described in attached Term Sheet (the "Facility") from SunTrust Bank, Atlanta as Agent and as a Bank ("SunTrust Bank, Atlanta"), and National Bank of Canada, and Barclays Bank PLC, in favor of Law Companies Group, Inc., its Subsidiaries and all partnerships in which the Company or its Subsidiaries have an interest (collectively, the "Company")

Gentlemen:

     SunTrust Bank, Atlanta as Agent and the Banks are pleased to confirm to the Company their several commitments (the "Commitment") subject to and upon the terms and conditions described in this letter and in the Term Sheet (the "Term Sheet") attached hereto and by this reference made a part hereof to issue the Facility. SunTrust Bank, Atlanta will serve as the agent (in such capacity, the "Agent"), and the Banks will collectively issue several commitments to fund the Facility. Capitalized terms contained in either this letter or the Term Sheet, but not defined herein or therein, shall be defined in and have the meanings attributed thereto in the existing Amended and Restated Revolving Credit Agreement, the Amended and Restated Reimbursement and Guaranty Agreement and Facility Agreement (collectively the "Credit Agreement").

     Without the prior written consent of the Banks, the contents or the existence of this letter and the Term Sheet may not be disclosed to any third party, either orally or in writing, by the Company, except (i) to the Company's and its Affiliates' directors, officers, employees, legal counsel, financial advisors and accountants on a confidential basis and (ii) as required by law (including filing with the SEC, appropriate notations in the financial statements of the Company and disclosure to Shareholders of the Company). The confidentiality agreement set forth in the preceding sentence shall be effective regardless of whether this letter is signed by the Company.

     a.          Terms and Conditions of the Facility.
                 ------------------------------------

     The principal terms and conditions of the Facility Agreements will reflect the Term Sheet. The other terms and conditions of the Facility Agreements and the Collateral will be negotiated in good faith, but in the final event, must be in a form acceptable to each Bank and agreed in a timetable acceptable to each Bank.

     b.          General.
                 -------

          i.             Indemnity: Expenses. The Company agrees to indemnify
                         -------------------
                 and hold harmless the Banks and their respective Affiliates and the officers, directors, employees, attorneys and agents of, and persons controlling any of them or any of their Affiliates within the meaning of the Securities Act of 1993 or the Securities Exchange Act of 1934 (all such persons being hereinafter referred to as "Indemnified Persons"), whether or not the Loan Documents are executed by the Banks and the Loans are actually made under the Facility by the Banks, from and against all losses, damages, liabilities or expenses of any kind or nature whatsoever, caused by any act or omission to act by the Company or any Affiliate or any of the Company's or Affiliate's agents, that may be incurred by or asserted against or involve any Indemnified Person in any and all actions, suits, proceedings (including any investigations or inquiries) or claims with respect to the transactions contemplated hereby (whether or not consummated) or the preparation, execution and delivery of this letter and the preparation, filing and dissemination of all documents in connection therewith; and, upon demand by any Bank, to pay or reimburse any such Indemnified Person for any reasonable legal or other expenses incurred in connection with investigating, defending or preparing to defend any such action, suit, proceeding (including any inquiry or investigation) or claim, it being understood that the Banks shall have the right to select their own counsel in connection with such matters; provided however,
                                                              -------- -------
                 that the Company shall not be responsible to any such Indemnified Person for any losses, damages, liabilities or expenses which are finally judicially determined to have resulted from such Indemnified Person's gross negligence or willful misconduct. The indemnification provisions set forth herein shall apply whether or not the Banks are a party to any such action, suit, proceeding or claim and are expressly intended to cover, but not be limited to, reimbursement of legal and other expenses, including expenses incurred in depositions or other discovery proceedings. The indemnity obligations of the Company hereunder shall be in addition to, and not in limitation of, any other liability or obligation that the Company or any other Person may have. Each Bank will notify the Company promptly following its becoming aware of any claim for indemnification or reimbursement hereunder but failure to give notice shall not, in any event, nullify or reduce any such claim hereunder.

     The Company shall pay the costs and expenses described in the attached Term Sheet. Without limiting the foregoing, the out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and expenses of counsel to the Agent and the Banks) incurred in connection with the preparation, execution and delivery of this letter, the Term Sheet, the definitive Credit Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby shall be paid by the Company to the Agent and the Banks, regardless of whether the Loan Documents are executed or any funding of the Facility occurs.

          ii.            CONSEQUENTIAL DAMAGES. THE BANKS SHALL NOT BE
                         ---------------------
                 RESPONSIBLE OR LIABLE TO THE COMPANY, ANY SUBSIDIARY OR AFFILIATE OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS LETTER OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

          iii.           Survival: Effectiveness. The confidentiality agreement
                         -----------------------
                 contained on the first page hereof, together with the provisions of this Paragraph 3 and Paragraphs B.1 and B.2 hereof shall survive any termination or expiration of this letter. This letter shall immediately constitute a binding obligation of the Company and the Banks for all purposes upon the acceptance hereof by the Company in the manner provided herein, but subject to the terms hereof.

          iv.            Acceptance: Termination. If you are in agreement with
                         -----------------------
                 the foregoing, please sign and return this letter to SunTrust Bank, Atlanta, 25 Park Place, Atlanta, Georgia, 30303; Attention Mr. Christopher Deisley. Unless you have signed and SunTrust Bank, Atlanta shall have received this letter prior to 5:00 p.m., Atlanta, Georgia time, on December 27, 1996, the Banks' obligations hereunder shall terminate as of such time on such date. If this letter is accepted, the Banks shall not have any obligation to close or fund the Facility beyond January 15, 1997. In addition to the foregoing, this letter may be terminated at any time by mutual agreement or by the Banks if any condition precedent to the funding obligations contemplated by this letter, the Term Sheet, or the existing Credit Agreement cannot or will not be satisfied prior to the closing or the initial funding of the Facility. In addition to the foregoing, this letter may be terminated by the Company in the event the closing of the Facility has not occurred on or before January 15, 1997.

                    v.        Conditions Precedent. The commitments and
                              --------------------
                         undertakings of the Banks are subject to; (a) preparation, execution and delivery of mutually acceptable loan documentation, including credit and collateral agreements incorporating substantially the terms and conditions outlined in this Commitment Letter; (b) the absence of a material adverse change in the business, condition (financial or otherwise), operations, properties or prospects of the Company and its subsidiaries as reflected in its consolidated financial statements as of September 30, 1996, (c) the accuracy of all representations which you make to us and all information which you furnish us and your compliance with the terms of this Commitment Letter, and (d) the payment in full of all fees, expenses and other amounts payable hereunder and under other agreements.


                    vi.       Miscellaneous. This letter supersedes and replaces
                              -------------
                         all previous offers related to this matter and may be executed in any number of counterparts which, taken together, shall constitute one original. This letter is solely for the benefit of the Company and the Banks and no provision hereof shall be deemed to confer rights on any other Person. This letter may not be assigned by the Company to any other person or entity, but all of the obligations of the Company hereunder shall be binding upon the successors of the Company. This letter will be governed by and construed in accordance with the laws of the State of Georgia without regard to principles of conflicts of law. No portion of this letter shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have drafted, structured, or dictated such provision. This letter and the Term Sheet embody the entire agreement and understanding between the parties hereto in respect of the transactions contemplated hereby and supersede all prior negotiations, understandings and agreements between such parties in respect of such transactions.

                    vii. Syndication. SunTrust Capital Markets, Inc. has
                         -----------
                         provided and will provide syndication services in connection with the Facility. To ensure an orderly and effective syndication of the Facility, the Company further agrees that until the earlier of the closing of the Facility or the termination of this Commitment Letter, the Company will not, and will not permit any of its subsidiaries and affiliates or agents to, syndicate or issue, attempt to syndicate or issue, announce or authorize the announcement of the syndication or issuance of, or engage in discussions concerning the syndication or issuance of, any debt facility or debt security (including any renewals thereof) except with the prior written consent of SunTrust Capital Markets other than (i) the issuance of commercial paper or other short term debt under programs currently in place and (ii) the issuance of any equity.

            viii.   Representations. The Company represents and warrants that
                    ---------------
                    all information made available to SunTrust Capital Markets by you or any of your representatives and agents in connection with the transactions contemplated hereby is complete and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made. You agree to supplement the information provided to SunTrust Capital Markets from time to time so that the representation and warranty contained in this paragraph remains correct.


                         In issuing the commitments and undertakings hereunder
                    and in arranging and syndicating the Facility, SunTrust Capital Markets is relying on the accuracy of such information furnished to them by you without independent verification thereof.

              ix.   Special Disclosure. SunTrust Capital Markets, Inc. is a
                    ------------------
                    wholly owned subsidiary of SunTrust Banks, Inc. and an affiliate of SunTrust Bank, Atlanta. SunTrust Capital Markets is a broker/dealer registered with the Securities and Exchange Commission (SEC) and a member of the National Association of Securities Dealers, Inc. (NASD) and the Securities Investor Protection Corporation (SIPC). Although it is a subsidiary of SunTrust Banks, Inc., SunTrust Capital Markets is not a bank and is separate from any affiliated SunTrust Bank. SunTrust Capital Markets is solely responsible for its contractual obligations and commitments.

                         Securities and financial instruments sold, offered, or
                    recommended by SunTrust Capital Markets are not bank deposits, are not insured by the Federal Deposit Insurance Corporation (FDIC), or the SIPC, or any governmental agency and are not obligations of or endorsed or guaranteed in any way by any bank affiliated with SunTrust Capital Markets or any other bank unless otherwise stated.

                         You authorize SunTrust Capital Markets and its
                    affiliates, including SunTrust Bank, Atlanta and any other SunTrust affiliated bank, to share with each other credit and other confidential or non-public information regarding you and your accounts. It is the policy of SunTrust Bank, Atlanta, SunTrust Capital Markets, and all other SunTrust affiliates to strictly protect confidential client information. Therefore, any information shared by us will be on a limited basis and only to people within our organization who are part of our relationship team, except as otherwise provided in this letter.

                                   Very truly yours,

                                   SUNTRUST BANK, ATLANTA, a Georgia banking corporation, as Agent and as a Bank


                                   By: /s/  J. Christopher Deisley
                                       ---------------------------
                                    Its:  First Vice President
                                         -------------------------


                                   By: /s/ Dennis H. James Jr
                                       ---------------------------
                                    Its:  A V P
                                         -------------------------


                                   NATIONAL BANK OF CANADA,
                                   a Federal Bank chartered under the laws of Canada


                                   By:
                                      ____________________________
                                    Its:
                                        __________________________


                                   BARCLAYS BANK PLC,
                                   an English banking corporation


                                   By:
                                       ___________________________
                                    Its:
                                        __________________________

                                        Very truly yours,

                                        SUNTRUST BANK, ATLANTA, a
                                        Georgia banking corporation,
                                        as Agent and as a Bank



                                        By: __________________________
                                         Its: ________________________


                                        By: __________________________
                                         Its: ________________________



                                        NATIONAL BANK OF CANADA,
                                         a Federal Bank chartered under the laws
                                        of Canada


                                        By: /s/ William L. Benning
                                           -------------------------
                                         Its:  V.P.
                                             -----------------------



                                        BARCLAYS BANK PLC,
                                        an English banking corporation


                                        By: __________________________
                                         Its:_________________________

                                         Very truly yours,

                                         SUNTRUST BANK, ATLANTA, a
                                         Georgia banking corporation,
                                         as Agent and as a Bank



                                         By:_______________________
                                          Its:_____________________


                                         By:_______________________
                                          Its:_____________________

                                         NATIONAL BANK OF CANADA,
                                         a Federal Bank chartered under the laws
                                         of Canada



                                         By:_______________________
                                          Its:_____________________



                                         BARCLAYS BANK PLC,
                                         an England banking corporation


                                         By: /s/ Terry Bond
                                            _______________________
                                          Its: Lending Services Director
                                              ---------------------

Accepted and Agreed to
as of this 24th day of December, 1996.


BORROWERS:
---------

LAW COMPANIES GROUP, INC., a Georgia
corporation


By: /s/ Bruce C. Coles
   ----------------------
 Its: Chairman CEO
     --------------------


Sworn to and subscribed
before me this 23rd day of                 [CORPORATE SEAL]
December, 1996


/s/ Deans T. Rollins
-------------------------
Notary Public
     Notary Public Dekota County, Georgio
     My Corporation Expires September 22, 2000
 [NOTARY SEAL]


/s/ R. Fooshee
-------------------------
Unofficial Witness

SIGNED AND SEALED BY
GIBB HOLDINGS LIMITED
(duly authorized Attorney)
AND DELIVERED BY

[ Bruce C. Coles ]


Sworn to and subscribed
before me this [DATE UNREADABLE] day of


/s/ Donna T. Rollins
----------------------------------
Notary Public
     Notary Public, Dekato County, Georgia
     My Commission Expires September 22, 2000
[NOTARY SEAL]


/s/ R. Fooshee
----------------------------------
Unofficial Witness



SIGNED AND SEALED BY
GIBB LIMITID
(duly authorized Attorney)
AND DELIVERED BY

[ Bruce C. Coles ]



Sworn to and subscribed
before me this [DATE UNREADABLE] day of

/s/ Donna T. Rollins
----------------------------------
Notary Public
     Notary Public, Dekato County, Georgia
     My Commission Expires September 22, 2000
[NOTARY SEAL]


/s/ R. Fooshee
----------------------
Unofficial Witness

GUARANTORS:
----------

LAW ENGINEERING AND ENVIRONMENTAL SERVICES, INC., formerly LAW ENVIRONMENTAL, INC.

By: /s/ Bruce C. Coles
   -------------------------------
 Its: President
     -----------------------------

Sworn to and subscribed
before me this 23rd day of                   [CORPORATE SEAL]
December, 1996.

/s/ Donna T. Rollins
----------------------------------
Notary Public
     Notary Public, Dekato County, Georgia
     My Commission Expires September 22, 2000
[NOTARY SEAL]


/s/ R. Fooshee
----------------------------------
Unofficial Witness


LEROY CRANDALL & ASSOCIATES,
a California corporation

By: /s/ Bruce C. Coles
   -------------------------------
 Its: Authorized Agent
     -----------------------------

Sworn to and subscribed
before me this 23rd day of                   [CORPORATE SEAL]
December, 1996.

/s/ Donna T. Rollins
----------------------------------
Notary Public
     Notary Public, Dekato County, Georgia
     My Commission Expires September 22, 2000
[NOTARY SEAL]


/s/ R. Fooshee
----------------------------------
Unofficial Witness


LAW/CRANDALL, INC., a California
corporation

By: /s/ Bruce C. Coles
   -------------------------------
 Its: Authorized Agent
     -----------------------------

Sworn to and subscribed
before me this 23rd day of                   [CORPORATE SEAL]
December, 1996.

/s/ Donna T. Rollins
----------------------------------
Notary Public
     Notary Public, Dekota County, Georgia
     My Commission Expires September 22, 2000
[NOTARY SEAL]


/s/ R. Fooshee
----------------------------------
Unofficial Witness


LAW INTERNATIONAL, INC.,
a Georgia corporation

By: /s/ Bruce C. Coles
   -------------------------------
 Its: Authorized Agent
     -----------------------------

Sworn to and subscribed
before me this 23rd day of                   [CORPORATE SEAL]
December, 1996.

/s/ Donna T. Rollins
----------------------------------
Notary Public
     Notary Public, Dekota County, Georgia
     My Commission Expires September 22, 2000
[NOTARY SEAL]


/s/ R. Fooshee
----------------------------------
Unofficial Witness

ENSITE, INC., a Kentucky corporation


By: /s/ Bruce C. Coles
   -------------------------------
 Its: Authorized Agent
     -----------------------------

Sworn to and subscribed
before me this 23rd day of                   [CORPORATE SEAL]
December, 1996.

/s/ Donna T. Rollins
----------------------------------
Notary Public
     Notary Public, Dekota County, Georgia
     My Commission Expires September 22, 2000
[NOTARY SEAL]


/s/ R. Fooshee
----------------------------------
Unofficial Witness


GIBB INTERNATIONAL HOLDINGS, INC.,
a Delaware corporation


By: /s/ Bruce C. Coles
   -------------------------------
 Its: Authorized Agent
     -----------------------------

/s/ R. Fooshee
----------------------------------
Unofficial Witness


Sworn to and subscribed
before me this 23rd day of                   [CORPORATE SEAL]
December, 1996.

/s/ Donna T. Rollins
----------------------------------
Notary Public
     Notary Public, Dekota County, Georgia
     My Commission Expires September 22, 2000
[NOTARY SEAL]


/s/ R. Fooshee
----------------------------------
Unofficial Witness

LAW COMPANIES GROUP, INC.
--------------------------------------------------------------------------------

                           LAW COMPANIES GROUP, INC.

           SUMMARY OF PRINCIPAL TERMS AND CONDITIONS OF $57,500,000 SENIOR SECURED DOMESTIC AND INTERNATIONAL CREDIT FACILITY


1. GENERAL TERMS
   -------------

BORROWER:                       Law Companies Group, Inc. ("Law" or the
                                "Company"), Gibb Holdings, Limited, Gibb Limited and certain other direct or indirect subsidiaries of Law will be direct obligors, as determined by the Lenders.

GUARANTORS:                     Law, Law Engineering and Environmental Services,
                                Inc., formerly Law Evironmental, Inc., Leroy
                                Crandall & Associates, Law/Crandall, Inc., Law
                                International, Inc., Ensite, Inc., Gibb
                                International Holdings, Inc., Gibb Holdings
                                Limited, Gibb Limited and all other direct or indirect subsidiaries of Law will be guarantors, as determined by the Lenders. Provided the federal income tax issues which existed in 1995 still exist, to reflect advantageous tax effect for Law, the Lenders have an intention to accept various share charges and pledges of stock in substitution for certain guaranties.

AGENT:                          SunTrust Bank, Atlanta ("STBA")

AGGREGATE AMOUNT:               $57.5 million comprised of Loans under the
                                facilities described below.

LENDERS: STBA and two financial institutions acceptable to STBA and the Borrower.

II. REVOLVING CREDIT FACILITIES
-------------------------------

FACILITIES:                     (A)  $40.0 million domestic revolving credit
                                     facility with a $5.0 million sublimit for Letters of Credit ("Domestic Facility") to
                                     Law and guaranteed by all U.S.
                                     subsidiaries. At the discretion of the
                                     Banks, the Domestic Facility may include a cash management line of credit established by the Agent.

                                (B) $10.0 million BGI facility ("International Facility") to Gibb Limited and guaranteed by Law and all the U.S. and non-U.S. Subsidiaries of Law (except as otherwise agreed by the Lenders.)

     ___________________________________________________________________________
     Confidential                                      SunTrust Capital Market

LAWS COMPANIES GROUP, INC.
--------------------------------------------------------------------------------

                              (C) $7.5 million international revolving credit facility ("International Revolving Facility") to Gibb Limited; this facility will be guaranteed by Law and all the other U.S. and non-U.S. subsidiaries of Law (except as otherwise agreed by the Lenders.)

                                   A subfacility under and included within the said $7.5 million International Revolving Facility of $500,000 or such higher amount as the Lenders may agree will be available for borrowings by UK Subsidiaries of the Company; drawings by each UK Subsidiary will be made on the Closing Date.

                                   A subfacility of up to $2,100,000 under and included within the said $7.5 million International Revolving Facility will be available for borrowings by the African partnerships and subsidiaries of the Company, and purchases of HKS stock, when required, may be made under this subfacility, up to $1,000,000, in the aggregate since June, 1995.

                                   (The above facilities shall sometimes be referred to herein as the First Tier Facilities.)

BANK PARTICIPATIONS:          Domestic Bank Group:

                              (A) 100%
                              (B) 0.00%
                              (C) 0.00%

                              Barclays Bank PLC:

                              (A) 0.00%
                              (B) 100%
                              (C) 100%

                              Payments shall be shared and applied to the Facilities on the basis agreed upon by the Banks.

MATURITY:                     The Facilities will expire 364 days after the
                              Closing Date, provided Law may request two 364-day extensions of the Facilities 90 days prior to termination, and the Facilities may be extended upon the approval of all Lenders, in the exercise of their sole discretion.

LAWS COMPANIES GROUP, INC.
--------------------------------------------------------------------------------

AMORTIZATION:                 The International Revolving Facility shall be
                              reduced $100,000 a month beginning in July, 1997.

PURPOSE: To refinance existing bank facilities from domestic banks and international bank, for bonds, guarantees and indemnities, to provide additional working capital, to refinance the Flecboa transaction, and for general corporate purposes.

COMMITMENT                    The Company may, on three business days notice,
REDUCTION OR                  permanently reduce the unused commitment under the
CANCELLATION:                 Facilities by a minimum of $500,000 increments or
                              cancel them individually or entirely.

VOLUNTARY                     The Company may prepay any Base Rate loan on one
PREPAYMENTS:                  business day's advance notice.

Note: Italicized terms are defined in the attached Schedule A ("Selected
-----
Definitions").

II.  PRICING AND PAYMENT TERMS FOR THE FACILITIES
     --------------------------------------------

INTEREST RATE                 Domestic Credit Facility: Base Rate plus the
OPTIONS:                      Applicable Margin. "Applicable Margin-Base" shall
                              mean the percentage designated in a Pricing Grid to be determined based upon the Borrower's ratio of Senior Funded Debt to EBITDA.

                              International Credit Facility: International
                              Funding Rate designated by Barclays Bank PLC
                              (depending on the type of usage, being (a) a sterling committed money market loan and/or (b) a sterling overdraft with a sublimit of 5,000,000 GBP and/or (c) a bank's managed rate facility, all as further defined in the Existing Agreements)) plus the Applicable Margin. Applicable Margin-International Funding Spread" shall mean the percentage designated in a Pricing Grid to be determined based upon the Borrower's ratio of Senior Funded Debt to EBITDA.

INTEREST PAYMENTS             Interest shall be calculated on the basis of a
FOR DOMESTIC FACILITY:        360-day year and is payable on outstanding
                              advances as follows;

                              (i) Base Rate advances -- on the last day of the every month in arrears.

                              (ii) LIBOR advances -- At the expiration of each
                                   Interest Period and, with respect to advances made for an Interest Period longer than three months, also on the last day of each three month period prior the expiration of the interest period.

LAWS COMPANIES GROUP, INC.
--------------------------------------------------------------------------------

INTEREST PAYMENTS
FOR INTERNATIONAL             Interest payments shall be calculated according to
REVOLVING FACILITY:           the relevant product used under the International
COMMITMENT FEE:               Revolving Facility.
                              A commitment fee, equal to the per annum percentage identified in the Pricing Grid, on the average daily unused portion of the committed amount under the Domestic Credit Facility and the International Revolving Facility. The fee will be calculated on the basis of a 360-day year for the actual number of days elapsed and will be payable quarterly in arrears.

DOMESTIC LETTER OF            The Lenders will be paid a letter of credit fee on
CREDIT FEES:                  the issued and outstanding letters of credit equal
                              to the Applicable Domestic Letter of Credit Fee.
                              STBA will act as the facing bank for letters of credit and will be paid a facing fee of .125%
                              (12.5 basis points) on the total amount of outstanding letters of credit. Letter of Credit
                              Fees shall be paid annually in advance.

DEFAULT RATE:                 Any amount not paid when due shall bear interest
                              at the then applicable rate plus 2% per annum, provided that, for any LIBOR Borrowing, at the end of the applicable Interest Period, interest shall accrue at the Base Rate plus the Applicable
                              Margin +2%.

FUNDING: The Borrower shall provide prior notice (if by telephone, promptly confirmed in writing) of funding requests and interest rate conversions to the Agent (i) on the same business day with respect to Base Rate advances and (ii) of at least three business days with respect to LIBOR advances. Advances shall be in minimum amounts of $250,000 and in integral multiples of $50,000. Each Lender shall make its funds available to the Agent not later than 2:00 p.m. (Atlantic, Georgia, time) on the funding date.

PAYMENTS:                     All payments by the Borrower shall be made not
                              later than 2:00 p.m. (Atlanta, Georgia, time) to the Agent in immediately available funds, free and clear of any defenses, set-offs, counterclaims or withholdings or deductions for taxes. Any Lender not organized under the laws of the United States or any state thereof must, prior to the time it becomes a Lender, furnish the Borrower with forms or certificates as may be appropriate to verify that such Lender is exempt from U.S. tax withholding requirements.

PRICING/YIELD                 Customary provisions with respect to payment of
PROTECTION                    withholding tax "gross-up" amounts: suspension of
PROVISIONS:                   LIBOR pricing options due to illegality or
                              inability to ascertain funding costs; payment of reserve requirements, increases funding costs and capital adequacy

LAW COMPANIES GROUP, INC.
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                         compensation; and payment of breakage and redeployment
                         costs in connection with fundings and repayments of LIBOR advances.

III. SECURITY FOR THE FACILITIES
--------------------------------

COLLATERAL:              All Indebtedness owed to the Lenders by Law and all of
                         its Subsidiaries shall be secured by a first priority lien on all assets of Law and all of its U.S.
                         Subsidiaries, including without limitation, all accounts, general intangibles, contract rights, intellectual property unencumbered real estate
                         (otherwise, a subordinate security interest therein), machinery and equipment, inventory and intercompany indebtedness. All Indebtedness owed to the Lenders by direct or indirect non-U.S. Subsidiaries of Law shall be secured by first priority fixed and floating charges in the form reasonably required by Barclays Bank PLC
                         ("Barclays") (or any other provider of an International
                         Credit Facility) on all assets on all non-U.S.
                         Subsidiaries of Law, including, without limitation, first fixed charges on all accounts, general intangibles, contract rights, intellectual property unencumbered real estate (otherwise, a subordinate interest therein), machinery and equipment, inventory and intercompany indebtedness. In addition to the foregoing collateral, the Lenders shall take pledges of 100% of the stock of all U.S. Subsidiaries and 65% of the stock of all non-U.S. Subsidiaries of Law to secure all Indebtedness and Barclays shall take pledges of the remaining 35% of the stock of all non-U.S. subsidiaries of Law to secure Indebtedness owed by direct or indirect non U.S. subsidiaries of Law. Without limiting the foregoing, the Lenders have a present intention of maintaining priority of all security interests, liens and share charges which secure the existing Credit
                         Facilities in a manner which will reduce the cost of perfection consistent with requirements of perfection.

                         For the avoidance of doubt, Law and all of its subsidiaries shall (except as otherwise agreed by all the Lenders) guarantee the repayment of all indebtedness and liabilities of non-U.S. Subsidiaries of Law to Barclays (or any other Lender providing the International Credit Facility), and all U.S. Subsidiaries shall guarantee all Indebtedness and liabilities of Law and the U.S. Subsidiaries to the Lenders.

                         For purposes of the foregoing paragraphs, the term "Indebtedness" shall mean all First Tier Facilities, guaranties thereof and the following additional facilities:

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LAW COMPANIES GROUP, INC.
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                         (a) Law's guaranty of the $1,250,000 in shareholder
                         loans made by SunTrust Bank, Atlanta

                         (b) Barclays' Spot and Forward Exchange Transactions for Gibb Limited of GBP 1 million, Gross, Marginal Risk GBP 100,000. Deals are limited to a maximum of 12 months.

                         (c) $200,000 in SunTrust Bank, Atlanta's swap exposure.

                         The Banks may apply the proceeds from the Collateral to the repayment of the above Facilities in the order they deem in their sole discretion as appropriate.

BORROWING BASE:          Availability under the Domestic Facility will be
                         determined by a Borrowing Base defined as:

                         -80% Advance against Eligible Domestic Billed Fees Receivable. Eligible fees receivable will be defined as billed receivables less than 90 days past invoice date.

                         -80% Advance against Unbilled Domestic Work in Progress, capped at $12,000,000. Eligible Unbilled Work in Progress will be Work in Progress less than 60 days old.

                         In the period between September 1, 1997 and December 31, 1997, Lenders acknowledge a need for an increase of $2,000,000 in the Borrowing Base calculations, but any increase shall not exceed the Domestic Facility limitations.

CREDIT AGREEMENTS:       The facilities will be evidenced by Credit Agreements
                         which will contain terms and conditions customary in credit facilities of this nature, including, but not limited to, Conditions Precedent, Representations and Warranties, Covenants, Events of Default, and indemnification provisions. Such Credit Agreements Will be based upon, but not necessarily governed by the Amended and Restated Credit Agreement dated October
                         11, 1995 by and among Law and the domestic banks, the Reimbursement and Guaranty Agreement, dated October 11,
                         1993, between Law and Trust Company Bank and the
                         Barclays Facilities Letter dated October 11, 1993 and the related loan documents (collectively, the "Existing
                         Agreements"). Conditions Precedent will include all those in the Existing Agreements, including, but not limited to legal opinions from counsel to Law and its Subsidiaries and from counsel to the Banks in form and substance acceptable to the Banks.

--------------------------------------------------------------------------------

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IV.  CONDITIONS TO FUNDING
     ---------------------

Funding will be subject to conditions substantially similar to those in the Existing Agreements, and to other conditions customary in financing of this nature, including, but not limited to, the following:

CONDITIONS TO
INITIAL FUNDING:         (1)  Execution and delivery of credit agreement,
                              promissory notes, security agreements, pledge agreements, share charges, intercreditor agreements and other loan documents.

                         (2) Delivery of certified copies of organizational documents, including bylaws, authorizing resolutions of board of directors, and incumbency certificates for the Borrower and Guarantors.

                         (3) Receipt of certified copies of all consents, approvals, authorizations, registrations, or filings required to be made or obtained by the Borrower or Guarantors in connection with the credit facilities.

                         (4) Certificate of insurance showing all property has been insured in amounts deemed adequate by the Borrower and Agent against risks customarily insured against by similar businesses in such localities, naming Lenders as loss payee and additional insured.

                         (5) Receipt of favourable opinion of counsel for the Borrower and Guarantors and from local counsel in every jurisdiction in which collateral is granted.

                         (6) Delivery of closing certificate certifying there is no Default or Event of Default in existence as of the Closing Date.

                         (7) Lack of material adverse change from the Borrower's and Guarantors' financial condition and operations as reflected in the Borrower's consolidated financial statements as exhibited in the September 30, 1996 financials previously delivered to the Agent.

                         (8) Completion of and receipt of lien searches in all relevant jurisdictions in which material assets of Law and subsidiaries exist (consistent with the philosophy dictating lien searches which was applied in connection with the Existing Agreements revealing no liens on any assets of the

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                                        Borrower or its subsidiaries except for
                                        liens permitted by Credit Documentation.

                                   (9)  Repayment of all loans made by SunTrust
                                        Bank, Atlanta to shareholders of Law for which there is principal or interest past due by at least 60 days.

                                   (10) Completion of a prefunding field audit
                                        at the cost of Borrower not exceeding
                                        $2,500. Additional field audits will be
                                        conducted quarterly and will be
                                        performed by SunTrust Bank, Atlanta at
                                        the cost of Borrower, not exceeding
                                        $2,500 per audit.


CONDITIONS TO
ALL FUNDINGS                       (1)  All representations and warranties shall
                                        continue to be true and correct on and
                                        as of the date of such Borrowing.

                                   (2)  No Default or Event of Default shall
                                        then exist or would result from such
                                        Borrowing.

                                   (3)  No material adverse change.

                                   (4)  Absence of actions or proceedings
                                        pending or threatened which could
                                        reasonably be expected to have a
                                        material adverse effect.

                                   (5)  Loans will not violate any applicable
                                        law.

                                   (6)  Receipt of all required opinions and
                                        documents.


V.   FINANCIAL COVENANTS AND REPORTING REQUIREMENTS
     ----------------------------------------------

                                      Financial covenants will be tested
                                      quarterly and will be calculated on a
                                      rolling four quarter basis unless
                                      otherwise indicated.

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LAW COMPANIES GROUP, INC.
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MAXIMUM SENIOR
FUNDED DEBT TO
EBITDA: The ratio of Senior Funded Debt to EBITDA for the quarter then ended shall not be greater than the ratio set forth opposite the period set forth in the table below:

                         PERIOD                                        RATIO
                         ------                                        -----
                         Closing Date through June 30, 1997            2.00 to 1
                         July 1, 1997 through December 31, 1997        1.75 to 1

MINIMUM FIXED
CHARGE COVERAGE:         The ratio of EBITDA less Capital Expenditures to the
                         sum of Fixed Charges the quarter then ended shall not be less than the ratio set forth opposite the period set forth in the table below:

                         PERIOD                                        RATIO
                         ------                                        -----
                         Closing through December 31, 1997      .95 to 1

MAXIMUM
SENIOR FUNDED DEBT
TO CAPITAL:              The ratio of Total Senior Funded Debt to Capital for
                         the quarter then ended shall not be greater than the ratio set forth opposite the period set forth in the table below:

                         PERIOD                                        RATIO
                         ------                                        -----
                         Closing Date through December 31, 1997        70%

MINIMUM NET WORTH:       The Borrower shall maintain at all times a Minimum Book
                         Net Worth of $16,5000,000 plus 75% % of Net Income in each fiscal year plus the net proceeds of any equity offering, less any Lender approved repurchases of stock in excess of $250,000 and less any future foreign currency translation adjustments.

MAXIMUM DOMESTIC
SENIOR FUNDED DEBT TO
EBITDA: The ratio of Domestic Senior Funded Debt to EBITDA for the quarter then ended shall not be greater than the ratio set forth opposite the period set forth in the table below:

                         PERIOD                                        RATIO
                         ------                                        -----
                         Closing Date through December 31, 1997        2.75 to 1

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MINIMUM DOMESTIC
EBIT TO INTEREST:
[NOT ON ROLLING FOUR
QUARTER BASIS]                The ratio of Domestic EBIT to Interest for the
                              quarter then ended shall not be less than the ratio set forth opposite the period set forth in the table below:

                              PERIOD                                   RATIO
                              ------                                   -----
                              Closing Date through June 30, 1997       1.15 to 1
                              July 1, 1997, through December 31, 1997  1.25 to 1

MINIMUM DOMESTIC
CASH FLOWS:                   For each rolling four quarter period, cash flow,
                              measured as EBITDA generated by Borrower's
                              Domestic subsidiaries shall not be less than $11,000,000.

MINIMUM INTERNATIONAL
CASH FLOW:                    For each rolling four quarter period, cash flow,
                              measured as EBITDA generated by Gibb Limited together with all other international subsidiaries, shall not be less than $7,000,000.

CAPITAL EXPENDITURES:         Limited to $6,000,000 each fiscal year, excluding
                              Flecboa refinancing and UK auto leases not exceeding GBP 500,000.

OPERATING LEASES:             Limited to $16,500,000 per year.

REPORTING REQUIREMENTS:       The Borrower and Guarantors shall deliver the
                              following financial statements: (1) its annual unqualified audited financial statements within
                              120 days after the end of each fiscal year, accompanied by a certificate (with supporting details) from the independent public accountant preparing the report on such financial statements stating whether a Default or Event of Default exists; (2) its monthly unaudited financial statements within 30 days after the end of each month, together with a compliance certificate
                              (with supporting details) from its Chief Financial
                              Officer stating that the financials were prepared in accordance with generally accepted accounting principals and that certain covenants have been meet. In each case, such financial statements shall include balance sheets, income statements, and statements of cash flows, accounts receivable and work in progress reports, with a brief commentary summarizing the above reports.

                              The Borrower shall deliver notice of certain other events, including the occurrence or existence of any Default or Event of Default,

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LAW COMPANIES GROUP, INC.
--------------------------------------------------------------------------------

                              citation for material violations of environmental laws or regulations, important matters relating to funding of employee benefit plans, or such other information as any Lender, through the Agent, may reasonably request.

VI. OTHER TERMS AND CONDITIONS APPLICABLE TO THE FACILITIES
    -------------------------------------------------------

SUBORDINATION:                Existing notes due to former shareholders for
                              repurchased stock shall continue to be
                              subordinated in both principal and interest to debt under all the credit facilities owing to the Lenders, which will be confirmed prior to closing by documentation (in form satisfactory to Lenders), from or relating to all subordinated noteholders whose payments are past due or who have amortization due within the term of this proposed Facility. Borrower shall provide an opinion of counsel that all subordinated noteholders have no valid claim for payment prior to that of the Lenders. Payments of principal will be prohibited without permission from the Lenders, except for $250,000, which shall be allowed.

REPRESENTATIONS
AND WARRANTIES:               Representations and warranties substantially
                              similar to those in the Existing Agreements, including representations and warranties as to the following matters, subject to matters disclosed in Borrower's schedules which must be approved by Lenders, together with other customary representations and warranties are required:

                              (1) Due organization, valid existence, and good standing of the Borrower and Guarantors and qualification to conduct business in each jurisdiction in which the failure to conduct business would have a material adverse effect on the Borrower.

                              (2) Loan Agreement, Notes, all Security Documents and other Loan Documents are duly authorized and do not violate any law, rule, regulation, judgment, order, ruling, organizational documents or other instrument to which the Borrower is bound; no conflict, breach, or default under any other instrument.

                              (3) Loan Agreement, Notes, all Security Documents and other Loan Documents are legal, valid, and binding agreements of the Borrower.

                              (4)  Good standing with respect to all
                                   governmental authorizations, consents,
                                   approvals, orders, licenses, or any

LAW COMPANIES GROUP, INC.
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                                        other action required, and maintenance
                                        of all trademarks and patents and other
                                        intellectual property rights necessary
                                        to conduct Borrower's business.

                                   (5)  Identification of all outstanding
                                        indebtedness for borrowed money, which
                                        shall be satisfactory to the Lenders,
                                        including all intercompany loans.

                                   (6)  Possession by the Borrower of insurance
                                        of types and in amounts customary in the industry and locations where the Borrower is located.

                                   (7)  Possession by the Borrower of good and
                                        marketable title to and ownership of all its assets described in its most recent financial statements, free and clear of all liens, except permitted liens, as agreed by Lenders.

                                   (8)  Absence of any burdensome restriction
                                        under any other agreements, such as
                                        collective bargaining agreements.

                                   (9)  Absence of notice of Borrower's
                                        violation of any law, statute, order,
                                        rule, regulation, or judgment entered by any court.

                                   (10) Absence of default under any debt
                                        agreements or other material agreements.

                                   (11) Absence of equity or other long-term
                                        investments in any person except
                                        permitted investments, as agreed by
                                        Lenders.

                                   (12) Accuracy of the most recent annual
                                        audited financial statements and
                                        quarterly financial statements submitted to the Lenders and absence of any material adverse change in the financial condition of the Borrower and its Subsidiaries as reflected in such financial statements.

                                   (13) Absence of pending or threatened
                                        litigation.

                                   (14) Filing of all tax returns and payment of
                                        all taxes (except where being contested
                                        in good faith by appropriate proceedings and subject to maintenance of adequate reserves).

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LAW COMPANIES GROUP, INC.
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                                   (15) Compliance with Regulations G, T, U, X,
                                        and all laws and regulations relating to employee benefit plans, and all environmental laws and regulations.

                                   (16) Possession of all material patents,
                                        trademarks, licenses, or other
                                        intellectual property rights free from
                                        burdensome restrictions and absence of
                                        any infringement of patents, trademarks, licenses or other intellectual property rights held by others.

                                   (17) Identification of all subsidiaries of
                                        the Borrower.

                                   (18) No information or statement herein
                                        contains any untrue statement of a
                                        material fact or omits to state a
                                        material fact necessary to make the
                                        statement not misleading.

AFFIRMATIVE                        Affirmative covenants substantially similar
COVENANTS:                         to those in the Existing Agreements,
                                   including affirmative covenants as to the following matters, subject to matters disclosed in Borrower's schedules which must be approved by Lenders, and other customary covenants applicable to the Borrower and
                                   Guarantors:

                                   (1)  Maintenance of insurance.

                                   (2)  Maintenance and permitted inspection of
                                        proper books and records.

                                   (3)  Maintenance of corporate existence, and
                                        all material patents, trademarks,
                                        franchises, and other intellectual
                                        property rights.

                                   (4)  The Borrower shall remain, and cause
                                        each subsidiary to remain, substantially in the same business.

                                   (5) Payment of all taxes, except where being contested in good faith by appropriate proceedings and subject to maintenance of adequate reserves.

                                   (6)  Compliance with all laws and
                                        regulations, including environmental and employee benefit laws.

                                   (7)  Giving notice of events of default.

                                   (8)  Providing copies of reports to
                                        stockholders.

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                                   (9)  Provisions for additional subsidiaries
                                        to become guarantors and pledgors of
                                        stock.

NEGATIVE                           Negative covenants substantially similar to
COVENANTS:                         those in the Existing Agreements, including
                                   negative covenants as to the following
                                   matters subject to matters disclosed in
                                   Borrower's schedules, which must be approved by Lenders, and other customary negative covenants applicable to the Borrowers and its subsidiaries:

                                   (1)  Restriction against incurring or
                                        permitting liens on properties of the
                                        Borrower and its subsidiaries.

                                   (2)  Compliance with ERISA.

                                   (3)  Restrictions on sale/leaseback
                                        transactions.

                                   (4)  Restrictions on transactions with
                                        affiliates (other than wholly owned
                                        subsidiaries) except on an arm's-length
                                        basis.

                                   (5)  Restrictions on guarantees.

                                   (6)  Restrictions on entering into other
                                        agreements that prohibit or limit the
                                        amount of dividends or loans that may be paid or made to the Borrower.

                                   (7)  Restrictions on modifications or
                                        cancellations of intercompany loans or
                                        subordinated debt obligations.

                                   (8)  Prohibition of mergers, sales and
                                        acquisitions.

                                   (9)  Restriction against incurring other
                                        indebtedness and lease obligations.

                                   (10) Restrictions on investments.

                                   (11) Restrictions on sales of assets,
                                        mergers, and joint ventures.

                                   (12) Restrictions on change in business.

                                   (13) Negative pledge of assets.

                                   (14) Restrictions on dividends and other
                                        payments.

                                   (15) Prohibition on granting negative pledges
                                        and payment restrictions to others.

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LAW COMPANIES GROUP, INC.
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                                   (16) Restriction on modifying or terminating
                                        certain agreements.

                                   (17) Prohibitions on purchasing additional
                                        stock of the Borrower, with permissions
                                        consistent with Existing Agreements.

EVENTS OF DEFAULT:                 Events of default substantially similar to
                                   the Existing Agreements, events of default as to the following matters and other customary events of default applicable to the Borrowers and its subsidiaries:

                                   (1)  Nonpayment of any principal amounts of
                                        the loans when due; nonpayment of any
                                        interest, fees, or other amounts within
                                        five (5) days of the due date thereof.

                                   (2)  Breach of any financial covenant,
                                        negative covenant, or reporting
                                        requirement.

                                   (3)  Breach of any other covenant or
                                        obligation in any loan document which
                                        remains uncured for 10 days after the
                                        earlier of (i) an Execution Officer of
                                        Borrower's obtaining actual knowledge
                                        thereof or (ii) written notice thereof
                                        having been given to the Borrower.

                                   (4)  Any representation, warranty, or
                                        statement shall be untrue or incorrect
                                        in any material respect.

                                   (5)  Failure of the Borrower or any
                                        subsidiary to make payments on any debt
                                        exceeding $100,000 in the aggregate, or
                                        breach of any covenant contained in any
                                        agreement relating to such indebtedness
                                        causing or permitting the acceleration
                                        of such indebtedness.

                                   (6)  The Borrower or any Subsidiary shall
                                        file, or shall have filed against it and not dismissed within 60 days, any bankruptcy or other insolvency proceeding.

                                   (7) Incurrence of any liability or potential liability under any employee benefit plan that would have a material adverse effect on the Borrower and its subsidiaries.

                                   (8)  Any final judgement in excess of
                                        $100,000 or otherwise having a material
                                        adverse effect shall be rendered against the Borrower or any subsidiary, which judgement stays in effect for 60 days without being stayed or deferred or after the

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LAW COMPANIES GROUP, INC.
--------------------------------------------------------------------------------

                                         expiration of such stay, such judgment
                                         is not discharged or provided for.

                                   (9) An occurrence of a change of control of Law. For purposes of this section, "change of control" shall mean that any entity or related group of entities shall obtain the beneficial ownership, or power to vote securities, of more than 25% of the outstanding securities of Law with the ability to vote for the election of the Board of Directors.


                                   (10)  An occurrence of a change in
                                         management. For purposes of this
                                         section "change of management" shall
                                         mean of change in personnel of any of a
                                         defined group of Executive Officers of
                                         Borrower to personnel not having equal
                                         or better qualifications, financial
                                         acumen, management skills, and standing
                                         in the industry, as the existing
                                         personnel have.


PARTICIPATIONS
AND ASSIGNMENTS:                   Assignments to other banks and financial
                                   institutions of credit facility will be
                                   permitted. An administrative fee of $3,000 shall be due and payable to the Agent upon the occurrence of any assignment payable by the assigned bank.

                                   Participations to other banks and financial institutions will be permitted. Such participation will not release the selling Lender from its obligations with respect to the credit facility, and the Borrower shall be promptly notified in writing of any such participation.

REQUIRED
LENDERS: Lenders holding 72% of the initial outstanding commitments for the Domestic Facility, the BGI Facility and the International Facility.

INDEMNIFICATION:                   The Borrower shall pay all reasonable costs
                                   and expenses of the Agent, the International
                                   Collateral Agent and all other Lenders in connection with the credit facility, including, without limitation, all reasonable fees and expenses of special counsel to the Agent, International Collateral Agent, and each Lender. The Borrower shall indemnify the Agent and each Lender against all costs, losses, liabilities, damages, and expenses incurred by them in connection with any investigation, litigation, or other proceedings relating to the credit facility, except for instances of negligence or willful misconduct on the part of the indemnified party.


GOVERNING LAW:                     State of Georgia.

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                                 PRICING GRID

--------------------------------------------------------------------------------
  SENIOR FUNDED     DOMESTIC BANK    INTERNATIONAL    COMMITMENT    DOMESTIC
  DEBT/EBITDA       BASE RATE        FUNDING          FEE           LETTER OF
                    SPREAD           SPREAD                         CREDIT FEE
--------------------------------------------------------------------------------
greater than 1.75   1.50%            3.50%            .50%          1.50%
--------------------------------------------------------------------------------
greater than 1.25
and less than or
equal to 1.75       1.00%            3.00%            .50%          1.25%
--------------------------------------------------------------------------------
greater than 1.00
and less than or
equal to 1.25       .50%             2.50%            .375%         1.25%
--------------------------------------------------------------------------------
less than or
equal to 1.00       -0-              2.00%            .25%          1.00%
--------------------------------------------------------------------------------

Interest rates under the Domestic Credit Facility and the International Revolving Facility and the Commitment Fee on the average unused portion of the Domestic Credit Facility and the International Revolving Facility shall be tied to the Senior Funded Debt/EBITDA ratio, calculated at the end of each quarter.

Commissions on the International BGI Facility shall be as follows:

Sterling Equivalent of
the Outstanding Amount
of the Bank Guarantee                       Percentage Commission

up to (pounds) 50,000                       2.50% per annum

up to (pounds) 250,000                      2.50% on the first (pounds) 50,000
                                            and 2.00% on the balance

above (pounds) 250,000                      2.50% on the first (pounds) 50,000
                                            2.00% on the next (pounds) 250,000
                                            1.75% on the balance

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                                  SCHEDULE A

                             SELECTED DEFINITIONS
                             --------------------

               SENIOR FUNDED DEBT shall mean Consolidated Senior Funded Debt.

               BANKS shall mean SunTrust Bank, Atlanta, Barclays Bank PLC and National Bank of Canada.

               BASE RATE shall mean the higher of i) the rate which STBA announces from time to time as its prime lending rate, as in effect from time to time, and (ii) the Federal Funds rate, as in effect from time to time, plus one-half of one percent (1/2%) per annum (any changes in such rates to be effective as of the date of any change in such rate). The STBA prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. STBA may make commercial loans or other loans at rates of interest at, above, or below the STBA prime lending rate.

               CAPITALIZATION shall mean the sum of Shareholder's plus TOTAL FUNDED DEBT.

               EBITDA shall mean, for any fiscal period of the Borrower, an amount equal to the sum of Consolidated EBIT plus (I) depreciation and amortization expenses to the extent deducted in determining such Consolidated EBIT as determined on a consolidated basis in accordance with GAAP, and (ii) the historical Consolidated EBITDA of any Person for such period which accrued prior to the date such Person became a Subsidiary of the Borrower or was merged into or consolidated with the Borrower or any of its Subsidiaries or such Person's assets were acquired by the Borrower or any of its Subsidiaries (and the underlying records of such Person shall be audited to the extent the Borrower is required pursuant to Regulation S-X of the SEC to present audited financial information for such Person in documents filed by it with the SEC).

               FIXED CHARGES shall mean consolidated interest expense for the period of determination (including both capitalized and non-capitalized interest and the interest component of Capital Leases), plus consolidated current maturities of long term debt, plus cash taxes and the Georgetown Steel Payment.

               FUNDED DEBT shall mean all indebtedness for money borrowed, purchase money mortgages, capitalized leases, outstandings under asset securitization vehicles, conditional sales contracts and similar title retention debt instruments, including any current maturities of such indebtedness, which by its terms matures more than one year from the date of any calculation thereof and/or which is renewable or extendable at the option of the obligor to a date beyond one year from such date.

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LAW COMPANIES GROUP, INC.
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                         INTEREST PERIOD shall mean with respect to LIBOR
advances, the period of 1, 2, 3, or 6 months selected by the Borrower pursuant to the terms of the credit facility and subject to customary adjustments in duration.

                         LIBOR shall mean the cost of sterling deposits (being
the rate at which Barclays Bank PLC is offering to prime banks in the London Interbank Market at or about 11:00 a.m. (London time) on the first day of the relevant Interest Period for delivery on that day, sterling deposits of an amount comparable to the amount of the relevant amount upon which interest is being calculated for a period equal to the Interest Period.)